                                                                     EXHIBIT 4.1

                          CERTIFICATE OF DESIGNATION OF
                            SERIES OF PREFERRED STOCK

                            FIELDWORKS, INCORPORATED

                            STATEMENT OF DESIGNATION
                                       OF
                       RIGHTS, PREFERENCES AND LIMITATIONS
                                       OF
               SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK


         The undersigned hereby certifies that the following resolutions establishing the Series B Convertible Participating Preferred Stock of Fieldworks, Incorporated, a Minnesota corporation (the "Company"), pursuant to
Section 302A.401 of the Minnesota Business Corporation Act were duly adopted by the Board of Directors of the Company on November 20, 1999:

         WHEREAS, the Board of Directors believes that it is in the best interests of the Company to create a class of preferred stock designated as the Series B Convertible Participating Preferred Stock.

         RESOLVED, that the Resolution Establishing the Series, Setting Forth the Designation and Fixing the Relative Rights and Preferences of Series B Convertible Participating Preferred Stock, attached hereto as Exhibit A, is hereby adopted.

         FURTHER RESOLVED, that David Mell, President and Chief Esecutive Officer of the Company, and Karen Engebretson, Chief Financial Officer of the Company, be, and they hereby are, and each of them hereby is, authorized and directed to prepare, execute, acknowledge and file such Certificate of Designation with the Secretary of State of Minnesota.

         IN WITNESS WHEREOF, the undersigned, the President and Chief Executive Officer of the Company, being duly authorized on behalf of the corporation, has executed this document the18th day of February, 2000.

                                               FIELDWORKS, INCORPORATED


                                               By: /s/ Karen L. Engebretson
                                                  ------------------------------
                                                   Karen L. Engebretson
                                                   Chief Financial Officer